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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                      -----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  December 15, 1999


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

      Delaware                     1-13071                   75-2344249
   (State or Other         (Commission File Number)         (IRS Employer
   Jurisdiction of                                       Identification No.)
   Incorporation)

    12001 North Houston Rosslyn                                 77086
       Houston, Texas  77086                                  (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (281) 447-8787
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Item 5.  Other Events.

     See the following press release announcing the private placement of $75 million of convertible trust preferred securities to certain qualified institutional buyers.

HANOVER COMPRESSOR COMPANY COMPLETES $75 MILLION PRIVATE CONVERTIBLE TRUST PREFERRED SECURITIES ISSUE

HOUSTON--(BUSINESS WIRE)--Dec. 15, 1999--Hanover Compressor Company (NYSE: HC - news) today announced the completion of the private offering of $75 million of convertible trust preferred securities to certain qualified institutional buyers. Hanover plans to use the net proceeds from the offering to pay down its revolving credit facility, thereby increasing capital availability for growth.

Hanover Compressor Company is the market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HANOVER COMPRESSOR COMPANY

Date:    December 17, 1999      By:  /s/ Michael J. McGhan
                                     ---------------------
                                Name:  Michael J. McGhan
                                Title:  President and Chief Executive Officer